Exhibit 5.1

February 26, 2026

NexPoint Residential Trust, Inc.

300 Crescent Court

Suite 700

Dallas, Texas 75201

Re:	NexPoint Residential Trust, Inc., a Maryland corporation (the "Company")

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the filing by the Company, on or about the date hereof, of Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-278402) (the "Registration Statement") pertaining to the registration of $250,000,000 aggregate offering price of: (i) shares of common stock of the Company, par value $0.01 per share ("Common Stock"); (ii) shares of preferred stock of the Company, par value $0.01 per share ("Preferred Stock"); and (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock ("Warrants"), under the Securities Act of 1933, as amended (the "Act"), which Registration Statement was originally filed with the United States Securities and Exchange Commission (the "Commission") on or about March 29, 2024, and any further amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. The shares of Common Stock, shares of Preferred Stock and Warrants are each referred to herein as a "Security" and, collectively, as the "Securities".

We also have acted as Maryland corporate counsel to the Company in connection with certain matters of Maryland law arising out of the registration of shares of Common Stock having a maximum aggregate gross sales price of $162,689,033 (the “Shares”) to be sold in an at-the-market offering (the “Offering”) pursuant to the Registration Statement, the Prospectus (as defined herein) and the Prospectus Supplement (as defined herein). We understand that, as of the date hereof, the Company has sold Shares having an aggregate gross sales price of approximately $62.3 million pursuant to the Equity Distribution Agreements (as defined herein), and, accordingly, Shares having an aggregate gross sales price of approximately $162.7 million may be sold pursuant to the Equity Distribution Agreements, the Registration Statement, the Prospectus and the Prospectus Supplement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

(i)

the corporate charter of the Company (the "Charter") represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the "Department") on June 15, 2016;

(ii)	the Amended and Restated Bylaws of the Company, as in effect on the date hereof (the "Bylaws");

BALLARD SPAHR LLP

NexPoint Residential Trust, Inc.

February 26, 2026

(iii)

certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") with respect to the Registration Statement and the authorization of the issuance of the Shares (the "Directors' Resolutions");

(iv)

the Registration Statement and the related prospectus, dated February 26, 2026 (the “Prospectus”), and prospectus supplement, dated February 26, 2026 (the “Prospectus Supplement”), included therein, each in substantially the form filed or to be filed with the Commission pursuant to the Act;

(v)

fully executed copies of each Equity Distribution Agreement, each dated as of March 4, 2020 (each, an “Equity Distribution Agreement” and, collectively, the “Equity Distribution Agreements”), by and among the Company, NexPoint Residential Trust Operating Partnership, L.P., a Delaware limited partnership, NexPoint Real Estate Advisors, L.P., a Delaware limited partnership, and each of Jefferies LLC and Raymond James & Associates, Inc., as sales agent and principal and, in certain cases, as forward seller and forward purchaser;

(vi)

a certificate of one or more officers of the Company, dated as of a recent date (the "Officer's Certificate"), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer's Certificate, and certifying, among other things, as to the authorization, approval, execution and delivery of the Equity Distribution Agreements;

(vii)

a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(viii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

NexPoint Residential Trust, Inc.

February 26, 2026

(d)	the Officer's Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)

the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and the execution and delivery, if applicable) of the Securities in accordance with the procedures set forth in Paragraphs 2, 3 and 4 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous consent of all incumbent directors given in writing or by electronic transmission, all in accordance with the Charter and Bylaws of the Company and applicable law;

(f)

the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of each class or series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

(g)

none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

BALLARD SPAHR LLP

NexPoint Residential Trust, Inc.

February 26, 2026

(h)

the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(i)

all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other similar instrument entered into between the Company and a warrant agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Warrants;

(j)

none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants) of any such Securities, and none of the Shares, will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company;

(k)

none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock or any other securities of the Company issuable upon the conversion or exchange (or exercise in the case of Warrants) of any such Securities, and none of the Shares, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL;

(l)

the aggregate gross sales price of all of the Shares will not exceed $162,689,033, and the aggregate number of Shares to be issued and sold pursuant to the Equity Distribution Agreements will not exceed the maximum number of Shares authorized for issuance and sale in the applicable Directors’ Resolutions;

(m)

the consideration per share to be received by the Company for each of the Shares to be issued and sold pursuant to the Equity Distribution Agreements will be determined in accordance with, and will not be less than the applicable minimum consideration per share set forth in, the applicable Directors’ Resolutions; and

(n)

upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

BALLARD SPAHR LLP

NexPoint Residential Trust, Inc.

February 26, 2026

(2)

Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(3)

Upon: (a) designation by the Board of Directors of one or more classes or series of Preferred Stock to distinguish each such class or series from any other existing class or series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such class or series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such class or series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such class or series of Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such class or series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of any shares of any other class or series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such class or series of Preferred Stock in accordance with the procedures set forth in this Paragraph 3 and in Paragraph 2 above, respectively, and/or due authorization of any other securities of the Company issuable upon conversion of such class or series of Preferred Stock in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Stock and when such shares of such class or series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class or series of Preferred Stock will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

NexPoint Residential Trust, Inc.

February 26, 2026

(4)

The Company has the corporate power to enter into warrant agreements, and upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of a warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock and/or the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

(5)

The Shares to be issued in the Offering have been duly authorized by all necessary corporate action on the part of the Company, and when such Shares are issued and delivered by the Company in exchange for payment therefor, in accordance with the Equity Distribution Agreements and the applicable Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We further consent to the incorporation by reference of this opinion letter and consent into any registration statement or post-effective amendment to the Registration Statement filed under the Act with respect to the Securities or the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of each of the Prospectus and the Prospectus Supplement entitled "Legal Matters". In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours, /s/ Ballard Spahr LLP